UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:
[ ]    Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-a-5(d)(2))

[X]    Definitive Information Statement

                               IPEC HOLDINGS INC.
                (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rule 14c-5(g) and 0-11.

       1)       Title of each class of securities to which transaction  applies:
                ________________________________________________________________

       2)       Aggregate number of securities to which transaction applies:____
                ________________________________________________________________

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________________________________________________

       4)       Proposed maximum aggregate value of transaction:________________

       5)       Total fee paid:_________________________________________________

[ ]    Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)       Amount Previously Paid:_________________________________________

       2)       Form, Schedule or Registration Statement No.:___________________

       3)       Filing Party:___________________________________________________

       4)       Date Filed:_____________________________________________________

                               IPEC HOLDINGS INC.

================================================================================

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To be held June 3, 2003
================================================================================


         We will hold the 2003 Annual Meeting of Shareholders of IPEC Holdings Inc. (the "Company") at Northgate Industrial Park, RD #3, Box 7-A, New Castle, Pennsylvania , on Tuesday, June 3, 2003, at 1:30 p.m., local time. At the Annual Meeting, we will ask you to consider the following proposals:

         (1)      Elect seven (7) directors to the Board of Directors;

         (2) Ratify the selection by the Board of Directors of Baier & Williams, LLP as the Company's independent auditors for the fiscal year ending December 31, 2003; and

         (3) Transact such other business as properly may come before the meeting.

         Your Board of Directors believes that each proposal is in the best interests of the Company and its shareholders.

         You will be able to vote your shares at the Annual Meeting if you were a shareholder of record at the close of business on May 8, 2003. The transfer books of the Company will not be closed.

         You are cordially invited to attend the meeting in person. Enclosed for your consideration is an Information Statement describing the proposed transactions. Please note that the Company's principal shareholders intends to cast their votes in favor of management's nominees for directors and ratification of the auditors.

         IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE CALL THE COMPANY AT
(724) 658-3004 SO THAT WE CAN MAKE SURE THERE IS ADEQUATE SEATING.


                                   By order of the Board of Directors:


                                   /s/ CHARLES J. LONG, JR.
                                   ---------------------------------------------
                                   Charles J. Long, Jr., Secretary

New Castle, Pennsylvania
May 12, 2003

                               IPEC HOLDINGS INC.
                    RD #3 Box 7-A, Northgate Industrial Park
                         New Castle, Pennsylvania 16105


                              INFORMATION STATEMENT

               ANNUAL SHAREHOLDERS MEETING TO BE HELD JUNE 3, 2003


                                  INTRODUCTION

         This Information Statement will be first sent or given to shareholders of IPEC Holdings Inc. (the "Company") on or about May 12, 2003, in connection with the annual shareholders' meeting to be held June 3, 2003, for the purposes of electing directors and ratifying the independent auditors.

      **WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND
                                  US A PROXY.**



                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING SECURITIES

         The securities entitled to vote at the Annual Meeting consist of all of the issued and outstanding shares of the Company's common stock. The Board of Directors of the Company has fixed the close of business on May 8, 2003, as the record date. Only shareholders of record as of the record date may vote at the Annual Meeting. As of the record date, there were 9,972,912 shares outstanding.

VOTING RIGHTS AND QUORUM REQUIREMENT

         Each shareholder of record as of the record date is entitled to one vote for each share of common stock held as of the record date. The presence at the Annual Meeting of the holders of an amount of shares of common stock representing the right to vote at least a majority of the shares of common stock outstanding as of the record date will constitute a quorum for transacting business.

VOTE REQUIRED FOR APPROVAL

         PROPOSAL 1 - ELECTION OF DIRECTORS: The nominees for director will be elected if they receive a plurality of the votes cast at the Annual Meeting.

         PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS: The appointment of the independent accountants will be ratified if the number of votes cast in favor of ratification exceeds the number of votes cast in opposition.

DISSENTERS' RIGHTS OF APPRAISAL

         Under the Nevada Revised Statutes, the actions contemplated to be taken at the Annual Meeting do not create appraisal or dissenters' rights.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         Other than the election of directors, none of the officers and directors has any direct or indirect interest in any matter to be acted upon at the Annual Meeting.



IPEC Holdings Inc. Information Statement - Page 1 of 8

ADDITIONAL INFORMATION ABOUT THE COMPANY

         The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 ("fiscal year 2002"), including consolidated financial statements, is being mailed to all shareholders entitled to vote at the Annual Meeting together with this Information Statement.


                 PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

--------------------------------------------------------------------------------

1.       ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION
--------------------------------------------------------------------------------

         Seven directors are to be elected at the Annual Meeting to serve for a one-year term, or thereafter until their replacements are duly elected or appointed. The nominees are currently the members of the seven-person Board of Directors and have consented to serve as directors if re-elected. If a nominee cannot serve for any reason, the Board of Directors may designate a substitute nominee.

NOMINEES

         JOSEPH GIORDANO, JR. (52), PRESIDENT AND DIRECTOR. Mr. Giordano has been the President of IPEC since December 1994 and became the President and a director of our company in January 2002. Mr. Giordano has also been the Chief Executive Officer of Giordano Construction Company, Inc. ("Giordano Construction") since 1998 and was the President of Giordano Construction from 1973 through 1998. Giordano Construction provides general, commercial, industrial and telecommunications construction services. Since January 2000, Mr. Giordano has been a principal shareholder and director of Everclear Communications, LLC (Walton, Kentucky), a telecommunication construction services company. Joseph Giordano, Jr., is the father of Joseph M. Giordano.

         CHARLES J. LONG, JR. (41), SECRETARY, TREASURER AND DIRECTOR. Mr. Long has been the corporate Secretary and Treasurer of IPEC since 1994 and became the Secretary, Treasurer and a director of our company in January 2002. Mr. Long has also been the President of E. Long Holdings (New Castle, Pennsylvania) since 1984. E. Long Holdings is a private company that provides paving construction services. Since 1990, Mr. Long has been the President of Hackers Inc. (Volant, Pennsylvania), a private company that owns and manages a golf course facility.

         JOSEPH M. GIORDANO (29), DIRECTOR. Mr. Giordano has been the President of Everclear Communications, LLC since January 2000. He has been a director of our company since January 2002. Since 1991 Mr. Giordano has been employed by Giordano Construction. Mr. Giordano was a Jobsite Superintendent for Giordano Construction Company from 1991 to 1994. From 1994 to 1998, Mr. Giordano served as the Vice President of Operations and since 1998 Mr. Giordano has been the President of Giordano Construction. Joseph M. Giordano is the son of Joseph Giordano, Jr.

         MEL GRATA (50), DIRECTOR. Mr. Grata became a director in March 2003. He has been the owner of Mel Grata Chevrolet in Hermitage, Pennsylvania since July 1985. Mr. Grata has been active in his local community, serving as a director of the Shenango Valley Foundation since July 1994, a director of Shenango Valley Industrial Development Corp. since 1984, and a founding member of Subscribers Encouraging Economic Development. In addition, he has previously served as a director of McDowell National Bank/Integra Bank North in Hermitage, Pennsylvania, and as an advisory board member for the First National Bank of Pennsylvania from 1987 to 1991.

         DONALD L. FRANTY (39), DIRECTOR. Mr. Franty became a director in March 2003. Since August, 2002, he has been an officer and shareholder in Franty Miller & Associates, PC, located in McMurray, Pennsylvania. This is a full-service firm of certified public accountants and management consultants offering services in the areas of auditing, accounting, tax, and management consulting. From 1996 to August 2002, Mr. Franty had a tax and accounting practice under Franty-Good & Co. He was with the Pittsburgh office of Parente Randolph, a Wilkes-Barre based regional firm, from 1989 to 1996. He began his career in public accounting in 1985 with the local firm of Ryan Damratoski &


IPEC Holdings Inc. Information Statement - Page 2 of 8

Company,  after having  received a  bachelor's  degree in  accounting  from West
Virginia University. Mr. Franty is a member of the American Institute of Certified Public Accountants ("AICPA") and the Pennsylvania Institute of
Certified Public Accountants ("PICPA"). He is also involved in various civic activities in McMurray, Pennsylvania.

         TERRY L. MASSARO (49), DIRECTOR. Mr. Massaro became a director in March 2003. He is currently a partner with the accounting firm of Carbis Walker LLP, New Castle, Pennsylvania, and has been with the firm for over 25 years. He has focused on building expertise in the areas of manufacturing and nonprofit entities. Mr. Massaro is the quality control partner of the firm and captain of Carbis Walker's peer review team, which is utilized by other firms as a mandatory quality control tool to meet standards set by the AICPA. Additionally, he is in charge of the firm's report center where he is responsible for reviewing reports for accuracy and adherence to guidelines set by the AICPA. He is currently the alternate coordinator of manufacturing services and has served as the firm's partner-in-charge of the New Castle office. Mr. Massaro received a bachelor of arts degree in business with a concentration in accounting from Westminster College. He is a member of the AICPA, the PICPA, and the Ohio Society of Certified Public Accountants.

         JOSEPH J. PRISCHAK (72), DIRECTOR. Mr. Prischak became a director in March 2003. He is the chairman of the board of the Plastek Group of Erie, Pennsylvania, a company which he founded in 1971. Mr. Prischak began his career at Erie Resistor in the molding department and then moved to the tool room where to took up his apprenticeship. He then worked for Penn Erie Manufacturing. With two partners, he founded Triangle Tool Company in 1956 in Erie, Pennsylvania. He then moved into the plastics field in 1971 with the founding of Plastek, an international tool making and plastic molding company in the field of plastic packaging for consumer products. The Plastek Group now has over 2,000 employees. In 1991, Mr. Prischak was honored with the "Master Entrepreneur of the Year" Award, which is sponsored by Inc. Magazine, Merrill Lynch Financial Services, and Ernst and Young. He has served on the Hamot Corporators Board, and currently serves on Penn State Behrend Council of Fellows. Since December 1999, he has been a director of Echocath, Inc., a public company located in Princeton, New Jersey, which develops, manufactures and markets medical devices, which enhance and expand the use of ultrasound technology for medical applications and procedures.

COMMITTEES AND MEETINGS

         Donald L. Franty and Terry L. Massaro are members of our audit committee. Both men are "independent" according to the rules of the American
Stock Exchange. We do not have any standing nominating or compensation committees of our board of directors.

         The audit committee did not hold any meetings during fiscal year 2002.

         On March 6, 2003, the audit committee held a meeting to review the Company's audited financial statements for fiscal year 2002. The audit committee reviewed and discussed the financial statements and draft Form 10-KSB text with Frederick W. Wakelin, Jr., the Company's Chief Financial Officer, and Dan Baier, of Baier & Williams, LLP, the Company's independent auditor. The audit committee discussed the following: significant accounting policies, significant estimates, audit adjustments, and whether there were any difficulties in performing the audit. Mr. Baier confirmed that he had not encountered anything to cause him concern and that the Company had given complete access to all books and records and answered all questions to his satisfaction. The audit committee also confirmed the independence of Baier & Williams, LLP. Based on the review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission. Lastly, the audit committee recommended the retention of Baier & Williams, LLP, subject to their registration with the Public Company Accounting Oversight Board.

         The board of directors has not yet adopted a written charter for the audit committee.

         During fiscal year 2002, our current board of directors did not hold any meetings. All actions were taken by unanimous written consent.


IPEC Holdings Inc. Information Statement - Page 3 of 8

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

         Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who beneficially own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

         Based solely upon a review of the copies of such forms furnished to us, or written representations that no Form 5 filings were required, we believe that during the fiscal year ended December 31, 2002, there was compliance with all
Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners except for a Form 4 required to be filed by Charles J. Long, Jr. by December 16, 2002. The report was filed on December 18, 2002.

EXECUTIVE COMPENSATION

         The following table sets forth information the remuneration of our chief executive officers and all executive officers that earned in excess of $100,000 per annum during any part of our last three fiscal years:

                                            SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------------
                                     ANNUAL COMPENSATION                  LONG TERM COMPENSATION
                             ----------------------------------------------------------------------------
                                                                            AWARDS             PAYOUTS
                                                                   ------------------------- ------------
                                                         OTHER     RESTRICTED   SECURITIES
    NAME AND                                            ANNUAL        STOCK     UNDERLYING      LTIP       ALL OTHER
    PRINCIPAL                                          COMPENSA-    AWARD(S)     OPTIONS/      PAYOUTS     COMPENSA-
    POSITION         YEAR    SALARY ($)   BONUS ($)    TION ($)        ($)       SARS (#)        ($)         TION($)
-----------------------------------------------------------------------------------------------------------------------
      Joseph         2002     150,000      30,000         -0-          -0-          -0-          -0-          -0-
   Giordano, Jr.
   President(1)
-----------------------------------------------------------------------------------------------------------------------
Charles J. Long,     2002     150,000      30,000         -0-          -0-          -0-          -0-          -0-
 Jr., Secretary
  and Treasurer
-----------------------------------------------------------------------------------------------------------------------
   Gregory F.        2001       -0-          -0-          -0-          -0-          -0-          -0-          -0-
   Martini (2)       2000       -0-          -0-          -0-          -0-          -0-          -0-          -0-
-----------------------------------------------------------------------------------------------------------------------
 Robert Blakely      2000       -0-          -0-          -0-          -0-          -0-          -0-          -0-
       (3)           1999       -0-          -0-          -0-          -0-          -0-          -0-          -0-
-----------------------------------------------------------------------------------------------------------------------

(1)    Mr. Giordano has been the President since January 28, 2002.
(2)    Mr. Martini was the President from February 15, 2000 to January 28, 2002.
(3)    Mr. Blakely was the President from May 1986 to February 15, 2000.

         We have not granted any stock options or stock appreciation rights to the persons listed in the table above.

         We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. Directors who are not officers receive $500 per meeting.

STOCK OPTION PLANS

         On April 4, 2002, our shareholders adopted a 2002 Stock Option Plan under which a total of 995,000 shares are reserved initially for grant to provide incentive compensation to officers and key employees. The number of shares available for grant adjusts quarterly, commencing on the first day of the next fiscal quarter to a number equal to 10% of the number of shares outstanding on last day of the fiscal quarter just completed.

         The board of directors administers the Stock Option Plan. Options may be granted for up to 10 years at not less than the fair market value at the time of grant, except that the term may not exceed five years and the price must be 110% of fair market value for any person who at the time of grant owns more than 10% of the total voting power of the Company. At the time of grant, the board of directors may specify the period or periods of time within which each Option or portion thereof will first become exercisable or vest. The Plan will remain in effect until the board of directors

IPEC Holdings Inc. Information Statement - Page 4 of 8
terminates it, except that no incentive stock option, as defined in Section 422 of the Internal Revenue Code, may be granted after January 28, 2012.

         Options may be  exercised  by payment of the option  price (i) in cash,
(ii) by tender of shares of Company common stock which have a fair market value equal to the option price, or (iii) by such other consideration as the board of directors may approve at the time the option is granted.

         As of December 31, 2002, options to purchase a total of 666,000 shares of common stock have been granted under this Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table provides certain information as to the officers and directors individually and as a group, and the holders of more than 5% of the Common Stock of the Company, as of May 8, 2003:

------------------------------------------------------------------------------------------------------------------
                                                    AMOUNT AND NATURE OF
  NAME AND ADDRESS OF BENEFICIAL OWNER (1)          BENEFICIAL OWNERSHIP          PERCENT OF CLASS (2)
------------------------------------------------------------------------------------------------------------------
Joseph Giordano, Jr.                                     4,027,998                       40.4%
RD #1, Box 610
New Wilmington, PA 16142
------------------------------------------------------------------------------------------------------------------
Charles J. Long, Jr.                                     4,007,946                       40.2%
RD #4, Box 62-A
New Castle, PA 16101
------------------------------------------------------------------------------------------------------------------
Frederick W. Wakelin, Jr.                                  23,043                        0.2%
3260 Hamlet Drive #3
Naples, FL 34105
------------------------------------------------------------------------------------------------------------------
Joseph M. Giordano                                         19,000                        0.2%
10610 Laurin Court
Union, KY 41091
------------------------------------------------------------------------------------------------------------------
Mel Grata                                                  14,000                        0.1%
2757 E. State Street
Hermitage, PA 16148
------------------------------------------------------------------------------------------------------------------
Donald L. Franty                                              0                            --
455 Valleybrook Road, Suite 200
McMurray, PA 15317
------------------------------------------------------------------------------------------------------------------
Terry L. Massaro                                              0                            --
2599 Wilmington Road
New Castle, PA 16105
------------------------------------------------------------------------------------------------------------------
Joseph J. Prischak                                            0                            --
2425 West 23rd Street
Erie, PA 16506
------------------------------------------------------------------------------------------------------------------
All officers and directors as a group (8 persons)        8,091,987                       81.1%
------------------------------------------------------------------------------------------------------------------

----------------------

IPEC Holdings Inc. Information Statement - Page 5 of 8

(1) To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(2) This table is based on 9,972,912 shares of Common Stock outstanding as of May 8, 2003.


         Messrs. Giordano, Jr. and Long may be deemed to be "parents" of our company within the meaning of the rules and regulations of the Securities and Exchange Commission.

CHANGES IN CONTROL

         There are no agreements known to management that may result in a change of control of our company.

CONFLICTS OF INTEREST

         Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our company. Insofar as the officers and directors are engaged in other business activities, we anticipate they will devote only a minor amount of time to those other business activities.

         Our officers and directors are now and may in the future become shareholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to us. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. Currently, we do not have a right of first refusal pertaining to opportunities that come to their attention and may relate to our business operations.

         Our officers and directors are, so long as they are our officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies with which the officers and directors are affiliated both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.

RELATED PARTY TRANSACTIONS

         Other than as disclosed below, none of our present directors, officers or principal shareholders, nor any family member of the foregoing, nor, to the best of our information and belief, any of our former directors, senior officers or principal shareholders, nor any family member of such former directors, officers or principal shareholders, has or had any material interest, direct or indirect, in any transaction, or in any proposed transaction which has materially affected or will materially affect us.

         In January 2000, IPEC sold 1,000,000 shares of preferred stock for $1,000,000 to Sherwood LLC. On March 28, 2001, IPEC entered into an agreement with Sherwood to repurchase the shares for $1,000,000. The repurchase was completed in 2001. The repurchase agreement contained a provision for a one-time additional payment if IPEC's capital structure should change as a result of an infusion of additional equity. IPEC's sale of common stock in 2001did not trigger the one-time additional payment. In addition, IPEC had an agreement for Sherwood to provide consulting services for $75,000 annually. That agreement was modified effective as of January 1, 2001 to reduce the consulting fee to $50,000 annually. In 2002, Mr. Wakelin, one of the partners of Sherwood, became IPEC's chief financial officer. At that time, the consulting contract was modified to provide that so long as one of the partners of Sherwood continues to act on behalf of IPEC in a financial role, no consulting payments would be made. Approximately $60,400 and $0 were paid under this consulting agreement in 2001 and 2002, respectively.


IPEC Holdings Inc. Information Statement - Page 6 of 8

         IPEC fabricates certain products for Giordano Construction Co., Inc., a company owned and controlled by Joseph Giordano, Jr., and Giordano Construction Co., Inc. provides building and construction services for IPEC. During 2001 and 2002, IPEC sold $41,862 and $4,153 of products to Giordano Construction Co., Inc. There were no purchases of services from Giordano Construction Co., Inc. in 2001 or 2002.

         IPEC leases equipment from L&G Leasing, a limited partnership owned and controlled by Joseph Giordano, Jr. and Charles J. Long, Jr. During 2001 and 2002, IPEC paid $59,900 and $56,050 to L&G Leasing for its equipment leases.

         Joseph Giordano, Jr. and Charles J. Long, Jr., officers, directors, and the former principal shareholders of IPEC have loaned sums to IPEC from time to time. At December 31, 2001, IPEC owed Mr. Giordano $700,000. This loan was repaid in 2002 and no amounts were owed at December 31, 2002.

         Joseph Giordano, Jr. and Charles J. Long, Jr. have personally guaranteed all of the debt owed to Sky Bank, formerly First Western Bank. At December 31, 2001 and 2002, $7,087,145 and $7,148,522, respectively, were owed under various long-term notes. In addition, IPEC owed $2,260,000 and $2,550,000 at December 31, 2001 and 2002, respectively, under its line of credit with the bank. Messrs. Giordano and Long agreed to subordinate amounts owed to them by IPEC to the bank's interest.

         We believe that all of the transactions were made or entered into on terms that were no less favorable to us than those that could have been obtained from an unaffiliated third party.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

--------------------------------------------------------------------------------

2.    RATIFICATION OF THE SELECTION OF BAIER & WILLIAMS, LLP AS INDEPENDENT
      AUDITORS
--------------------------------------------------------------------------------

         The Board of Directors is seeking ratification of its selection of Baier & Williams, LLP as the Company's independent auditors for the fiscal year ending December 31, 2003, as recommended by the Board of Directors (subject to their registration with the Public Company Accounting Oversight Board). If the number of votes cast against ratification exceeds the number of votes cast in favor of ratification, the Board of Directors may reconsider the selection of independent auditors. Representatives of Baier & Williams, LLP are not expected to be present at the meeting.

         Baier & Williams, LLP is currently the Company's independent auditors, having replaced Andersen Andersen & Strong, L.C. as of January 28, 2002. Our board of directors recommended Baier & Williams, LLP because that firm was the existing certifying accountant for International Plastics & Equipment Corp., which was the accounting survivor of the Company's reverse acquisition transaction. During the two most recent fiscal years and the subsequent interim period, neither the Company nor anyone on its behalf consulted Baier & Williams, LLP regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

         Andersen Andersen & Strong, L.L.C. had audited the Company's financial statements for the fiscal year ended December 31, 2000. The report of Andersen Andersen & Strong, L.L.C. did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles. During the two most recent fiscal years and the subsequent interim period, there were no disagreements with Andersen Andersen & Strong, L.L.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Andersen Andersen & Strong, L.L.C., would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         Baier & Williams, LLP reaudited the Company's financial statements for the fiscal year ended December 31, 2000, and their report was included in the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2001.


IPEC Holdings Inc. Information Statement - Page 7 of 8

AUDIT FEES

         In the year ended December 31, 2002, Baier & Williams, LLP was paid $17,000 for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in the our quarterly reports on Form 10-QSB.

AUDIT-RELATED FEES

         In the year ended December 31, 2002, Baier & Williams, LLP was paid $7,715 for assurance and related services that were reasonably related to the performance of the audit and/or reviews of our financial statements.

TAX FEES

         In the year ended December 31, 2002, Baier & Williams, LLP was paid $4,530 for the preparation and filing of our tax returns.

ALL OTHER FEES

         In the year ended December 31, 2002, Baier & Williams, LLP was paid $nil for services other than those described above.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

         Since we did not have an audit committee until March 2003, there were no pre-approval policies and procedures in place with regard to the services described above.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
                    OF THE SELECTION OF BAIER & WILLIAMS, LLP



              PROPOSALS FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS

         If you want to include a proposal in the proxy statement for the Company's 2004 Annual Meeting, send the proposal to IPEC Holdings Inc.,
Attention: Charles J. Long, Jr., Corporate Secretary. Proposals must be received on or before January 12, 2004 to be included in next year's proxy statement. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as well as the requirements of the Company's Articles of Incorporation and bylaws.

         A shareholder who wishes to present a proposal at the 2004 Annual Meeting, but not for inclusion in the company's proxy statement relating to that meeting, must notify the company of such proposal by March 28, 2004. If notice of the proposal is not received by the company by that date, then the proposal will be deemed untimely and the company will have the right to exercise discretionary voting authority and vote proxies returned to the company with respect to such proposal.


                                  ANNUAL REPORT

         Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 is being mailed to shareholders with this Notice of Annual Meeting and Information Statement.





IPEC Holdings Inc. Information Statement - Page 8 of 8